UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under § 240.14a-12

Sierra Income Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

SIERRA INCOME CORPORATION

BARINGS BDC, INC.

Supplement No. 2, dated February 23, 2022, to the

Proxy Statement/Prospectus, dated December 28, 2021

This supplement contains information that amends, supplements or modifies certain information contained in the definitive proxy statement of Sierra Income Corporation (“Sierra”), dated December 28, 2021 (the “Proxy Statement”), and the prospectus of Barings BDC, Inc. (“Barings BDC”), dated December 28, 2021 (the “Prospectus” and, together with the Proxy Statement, the “Proxy Statement/Prospectus”). This supplement is part of, and should be read in conjunction with, the Proxy Statement/Prospectus. The Proxy Statement/Prospectus has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and is available free of charge at www.sec.gov or by contacting Sierra at Sierra Income Corporation, 100 Park Avenue, 16th Floor, New York, New York 10017 or by telephone at (212) 759-0777, or by calling Barings BDC at (888) 401-1088, by sending an email to Barings BDC at BDCinvestorrelations@barings.com or by writing to Barings BDC at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Investor Relations. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Proxy Statement/Prospectus.

INCORPORATION BY REFERENCE FOR SIERRA

This supplement incorporates by reference the document set forth below that has previously been filed with the SEC:

●	Sierra’s Current Report on Form 8-K (other than information furnished rather than filed) filed with the SEC on February 18, 2022.

INCORPORATION BY REFERENCE FOR BARINGS BDC

This supplement incorporates by reference the document set forth below that has previously been filed with the SEC:

●	Barings BDC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 23, 2022.